Letter of resignation as Director

Name of company

INTERMOST CORPORATION
(A Wyoming Corporation)

I, Rocky Wulianghai hereby tender my resignation as Director, Chief Executive Officer and President of your company with effect from 1st October, 2009.

I confirm that I have no claim against the company whatsoever whether in respect of fees, remuneration or compensation for the loss of office.

Signed: Rocky Wulianghai
Rocky Wulianghai

Date: 30th September, 2009